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                                                                   Exhibit 10.9

                       AGREEMENT FOR PROFESSIONAL SERVICES
                       -----------------------------------

This Agreement for Professional Services ("Agreement") dated as of January 1, 1999 is between PowerChannel, Inc., Delaware corporation ("PowerChannel") and Gary Blau ("Blau").

                                    Recitals

Whereas Blau is a key, non-employee, executive of PowerChannel.

Whereas PowerChannel desires to encourage Blau to remain in the service of PowerChannel.

                                    Agreement

  NOW, THEREFORE, the parties agree as follows:

1. DEFINITIONS.
As used in this agreement the following terms have the following meanings:

"Cause" means a material breach of this agreement by Blau or the willful and continued failure by Blau to substantially perform his duties to PowerChannel (not including any such failure resulting from his incapacity due to physical or mental illness). Mere general dissatisfaction with the performance of Blau's duties shall not constitute Cause. Factors that may constitute cause include, without limitation: (i) excessive absenteeism unrelated to illness; (ii) any act of disloyalty or willful misconduct; (iii) any conviction of or failure to contest prosecution for a felony; or (iv) any act or conduct that tends to bring discredit upon or that is demonstrably and materially injurious to the PowerChannel, monetarily or otherwise.

Blau shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to Blau a copy of a resolution adopted by the Board at a meeting of the Board (after reasonable notice to Blau and an opportunity for Blau, together with his counsel, to be heard before the Board), finding that in the good faith opinion of the Board Blau was guilty of conduct set forth in the preceding paragraph and specifying the particulars thereof in detail.

"Common Shares" means the share of common stock of PowerChannel.

"Good Reason" shall mean, without Blau's consent, any of the following:


     (1) The assignment to Blau of any duties inconsistent with Blau's position and duties with PowerChannel on the date hereof; a substantial alteration in the nature of Blau's responsibilities from those in effect on the date hereof; or the failure to provide Blau with substantially the same perquisites as he has on the date hereof, including but not limited to an office and appropriate support services.

     (2)  A reduction in Blau's Base Compensation.

     (3)  A material breach of this Agreement by PowerChannel; or

Any purported termination of Blau's Engagement by PowerChannel which is not effected pursuant to a Notice of Termination satisfying the requirements of
Section 3; and for the purposes of this Agreement, no such purported termination shall be effective.

"PowerChannel" means PowerChannel, Inc., its parent, subsidiaries and affiliates.

2. PROFESSIONAL SERVICES

(a) Term of Consulting Engagement: PowerChannel shall engage Blau as provided in this Section 2. The initial term shall commence on January 1, 1999, and terminate on December 31, 1999. Notwithstanding the initial term this Agreement may be terminated sooner in accordance with Section 3.

(b) Duties of Blau. Blau shall undertake and assume the responsibility of performing for and on behalf of the PowerChannel the duties ordinarily and customarily performed by a senior vice president subject to such reasonable


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                                             AGREEMENT FOR PROFESSIONAL SERVICES
                                                                     Page 2 of 3
                                                                 January 1, 1999

changes in duty and such additional duties as shall be determined by the President or the Board of Directors at any time and from time to time.

(d) Compensation and Benefits. In consideration of the services to be rendered by Blau during the term of this engagement under Section 2, Blau shall be entitled to:

     (1) Base Compensation in the amount of One Hundred Twenty thousand dollars $120,000 per year. Blau shall receive monthly payments of $10,000.

     (2) An annual bonus in an amount determined at the sole discretion of the Board.

     (3)  The right to purchase Stock as set forth in Section 2(f) Stock
          Purchase.

     (4) The medical and dental coverage and similar benefits provided as of the date hereof or may be adopted by the consent of the Board at some future date.

     (5) Reimbursement of Expenses. PowerChannel shall reimburse Blau for all reasonable expenses incurred in the course of the business of PowerChannel.

(e) Vacation. Blau shall be entitled to three weeks paid vacation per year. Vacation may accrue from year to year.

(f) Stock Purchase Rights

(i) The unconditional sale of Two Hundred Fifty Thousand (250,000) shares at par value shall be made by PowerChannel to Blau upon execution of this agreement. The shares shall be deemed vested, paid-up and owned without qualification by Blau.

(ii) The sale of an additional Two Hundred Fifty Thousand (250,000) shares at par value shall be made upon execution of this agreement. These shares are subject to the right of repurchase by PowerChannel should Blau's engagement terminate before March 31, 1999 other than by PowerChannel without Cause or by Blau for Good Reason.

(iii) The sale of an additional Two Hundred Fifty Thousand (250,000) shares at par value shall be made upon execution of this agreement. These shares are subject to the right of repurchase by PowerChannel should Blau's engagement terminate before June 30, 1999 other than by PowerChannel without Cause or by Blau for Good Reason.

(iv) The sale of an additional Two Hundred Fifty Thousand (250,000) shares at par value shall be made upon execution of this agreement. These shares are subject to the right of repurchase by PowerChannel should Blau's engagement terminate before September 30, 1999 other than by PowerChannel without Cause or by Blau for Good Reason.

In the event of a merger, consolidation, reorganization, stock dividend, stock split, or other change in corporate structure or capitalization affecting the common shares of PowerChannel, an appropriate adjustment shall be made in the number of shares sold to Blau and in the number, kind, exercise price, etc., of shares subject to grants granted hereunder.

3. Termination of Agreement.

Except with respect to any Base Compensation, Reimbursable Expenses, Bonus or vested Stock Purchase Rights that are due and payable to Blau as of the date of Termination and as provided in Section 2, notwithstanding any other provisions of this Agreement, the engagement of Blau and the rights and obligations of the parties under Section 2 and 3 shall terminate upon:

     (1)  Blau's death
     (2) The mutual agreement of Blau and PowerChannel, including, without limitation, the expiration of the term of engagement.
     (3)  The election of PowerChannel other than for Cause.
     (4)  The election of PowerChannel for Cause.
     (5)  The election of Blau for Good Reason.


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                                             AGREEMENT FOR PROFESSIONAL SERVICES
                                                                     Page 3 of 3
                                                                 January 1, 1999


(a) Notice of Termination. Any purported termination by Blau or PowerChannel pursuant to this Agreement shall be communicated by written Notice of Termination to the other party hereto. For the purposes of this Section 3, a "Notice of Termination" shall mean a notice which sets forth in reasonable detail the facts and circumstances claimed to provide basis for termination of engagement under this section.

(b) Payments Upon Termination of Engagement.

     (1) In General. Upon termination of Blau's engagement under this Section 3, Blau shall be entitled to payment of all arrearages of Base Compensation, including unpaid vacation in accordance with this Agreement as of the Date of Termination of Engagement. "Date of Termination of Engagement" shall mean (A) if Blau's engagement is terminated due to Blau's death, the date of death; (B) of Blau's engagement is terminated by mutual agreement or by expiration, the date as agreed or the date of expiration; (C) if Blau's engagement is terminated pursuant to a Notice of Termination, the date specified in the Notice of Termination.

     (2) Other than for Cause. In the event of termination other than for Cause, including for by Blau's election for Good Reason, Blau shall be entitled to all the Stock Purchase Rights as described in Section 2. Such stock purchase rights shall not be subject to any repurchase rights by PowerChannel.

(c) Resignation Upon Termination of Engagement. In the event of termination of Blau's engagement other than by the death of Blau, Blau agrees to and hereby does, resign from all positions held in the PowerChannel, including without limitation any position as director, officer, agent, trustee or consultant of the PowerChannel.

4. Indemnification.

PowerChannel shall defend, indemnify, and hold harmless Blau and its estate, successors and assigns from and against all claims, suits, costs, damages, judgments, attorneys' fees, license fees, settlement or expenses incurred, claimed, obtained, or sustained by third parties because of or with relation to Blau's engagement, Board duties or other association or duties with PowerChannel. This indemnification shall be to the fullest extent permitted by law and shall survive termination or expiration of this Agreement.

5. Severability. The provisions of this Agreement, including particularly but not solely, the provisions of Section 4, shall be deemed severable, and the invalidity or unenforceability of any one or more of the provisions of this Agreement shall not affect the validity and enforceability of the other provisions. If it any time appears that any right or obligations provided by this Agreement is invalid or unenforceable, the parties will use all reasonable efforts to agree upon modifications of this Agreement as may be required to make any such provisions valid or enforceable and as may be equitable to the parties.


     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above.


     "PowerChannel"                                          "Blau"
     Michael Preston, CFO & Secretary
     PowerChannel, Inc.                                      Gary Blau